UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2009

INTERNATIONAL CONSOLIDATED COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Florida	050742	02-0555904
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 19th Street, Sarasota, FL	34234
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (941) 330-0336

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01 Entry Into Material Definitive Agreement

As further set forth below, International Consolidated Companies (the “Company”) has completed its acquisition of the shares of Telestar Acquisition Corp. and Tele-Response Center, Inc., (the “acquired companies”) as described in the Company’s Form 8-K filed December 24, 2008.

Concurrent with the closing of the acquisition, the Company entered into a CONSENT, AMENDMENT AND JOINDER AGREEMENT with Access Capital, Inc. The consent of Access Capital was required for the completion of the acquisition as Access Capital provides the acquired companies with accounts receivable financing. This agreement also amended the Accounts Receivable Purchase Agreement dated as of July 31, 2005 (as the same has been and may further be amended, modified, restated and/or supplemented from time to time, the “ARPA”), to lower the interest rate charged on such financing as follows:

•	12.8% after a capital infusion into the acquired companies of $300,000 (Three Hundred Thousand Dollars.

•	8.54% after a total capital infusion of $1,000,000 (One Million Dollars)

•	7.26% after an additional capital infusion of $500,000 (Five Hundred Thousand Dollars)

2.01 COMPLETION OF ACQUISITION OF ASSETS

International Consolidated Companies Inc., (the “Company”) has purchased all the shares of Telestar Acquisition Corporation, a Pennsylvania Corporation and Tele-Response Center, Inc., a Tennessee Corporation (collectively hereinafter “121DR”). Consideration was 20,000,000 (Twenty Million) shares of the Company’s common stock valued by agreement between the parties at $.075 per share. Additionally, the Company has exchanged $1.15 Million of debt of 121DR for 2,500 shares of the Company’s newly designated Series B Preferred Shares.

121 DR provides its services through four owned contact centers and a joint venture in the US.  In addition, 121 DR has partnerships with providers in Guatemala and other Latin American countries, focused primarily on the Hispanic market in the US.  The contact centers are located in the following cities and have the following seat capacities:

Contact Center Location and Capacity

Philadelphia, PA -36 contact center seats
Media, PA -60 contact center seats
Weston, WV — 120 contact center seats
Parkersburg, WV — 108 contact center seats
Allentown, PA-48 contact center seats
Guatemala City, Guatemala-48 contact center seats

Contact Center Capabilities

•	in excess of 90,000 contact center agent-hours per month

•	420 outbound contact center stations

•	All contact stations are inbound/outbound capable

•	Live 3rd party switching capability

•	Lines per agent ratio of 2.5:1

•	Unlimited script branching capability

•	Edit checking available on all file fields

•	Unlimited file-length handling

•	Wireless remote in-house monitoring

•	Remote monitoring enabled

The Series B Shares have the following attributes:

• Dividends of $41.40 per annum per share of Class B Preferred Stock shall accrue and be paid in equal monthly installments on the 1st day of each month, whether or not declared. The dividends shall be cumulative if not paid.

• Each share of Class B Preferred Stock shall be convertible into shares of registered Common Stock determined by dividing the then effective conversion price, as adjusted, into the original issue price of the Class B Preferred Stock, at the option of the holder, at any time and from time to time. Holder shall effect conversions by providing the Company with a form of conversion notice. The initial conversion rate shall be 1-to-1.

• The Company shall have the right to redeem the Class B Preferred Stock at the price of $460.00 per share, plus any unpaid dividends. All outstanding Shares will be redeemed no later than December 31, 2013.

Stuart Discount, the seller, will remain with 121 DR to manage its business operations. Mr. Discount additionally remains as a personal guarantor on certain of the debt of 121 DR.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

The Company shall provide the financial statements by amendment to this report on Form 8-K not later than 71 calendar days after the date that the initial report on Form 8-K must be filed.

(b)	10.1	Share Purchase Agreement (1)
	10.2	First Amendment of Share Purchase Agreement
	10.3	Second Amendment of Share Purchase Agreement
	10.4	Designation of Series B Preferred Shares
	10.5	Consent, Amendment and Joinder Agreement

(1) Incorporated by reference to the Company’s Form 8-K filed December 24, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGISTRANT:

Date: February 20, 2009

INTERNATIONAL CONSOLIDATED COMPANIES, INC.

By: /S/ Antonio F. Uccello, III
Antonio F. Uccello, III, President
and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.2	First Amendment of Share Purchase Agreement
10.3	Second Amendment of Share Purchase Agreement
10.4	Designation of Series B Preferred Shares
10.5	Consent, Amendment and Joinder Agreement